As filed with the Securities and Exchange Commission on June 20, 1996

     Registration No. 33-_________________

     SECURITIES AND EXCHANGE COMMISSION
     WASHINGTON, D.C. 20549
     ________________________

          FORM S-8

     REGISTRATION STATEMENT
          UNDER
     THE SECURITIES ACT OF 1933
      __________________________

       UNILAB CORPORATION

(Exact name of registrant as specified in its charter)

      Delaware                             95-4415490
(State or other jurisdiction of    (I.R.S. Employer Identification No.)
incorporation or organization



18448 Oxnard Street, Tarzana, California          91356
(Address of Principal Executive Offices)     (Zip Code)

1996 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
UNILAB CORPORATION NON-EMPLOYEE DIRECTORS STOCK PLAN
UNILAB CORPORATION NON-QUALIFIED STOCK OPTIONS
UNILAB CORPORATION RESTRICTED COMMON STOCK
     (Full Title of the Plans)

         Mark L. Bibi, Esq.
Vice President, Secretary and General Counsel
        Unilab Corporation
      401 Hackensack Avenue
            9th Floor
     Hackensack, New Jersey 07601
         (201) 525-1000
(Name, Address and Telephone Number, including area code, of Agent for Service)

CALCULATION OF REGISTRATION FEE
                              Proposed        Proposed
Title of                      maximum         maximum             Amount of
securities to   Amount to be  offering price  aggregate           registration
be registered   registered    per share (1)   offering price (1)  fee
Common Stock,   5,350,000(2)  $1.71875        $9,195,313          $3,171
par value
$.01 per share

________________________

1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act of 1933, as amended
(the "Securities Act"), based upon the average of the high and low prices per share of the Common Stock (such average being $1.71875) as reported on The Nasdaq Stock
Market/Nasdaq National Market on  June 14, 1996.

2) Represents (i) 325,000 shares issuable upon the exercise of certain nonqualified options granted to certain employees and directors; (ii) 25,000 shares of restricted stock issued to an employee; (iii) 4,000,000 shares issuable upon the exercise of options granted under the Unilab Corporation 1996 Stock
Option and Performance Incentive Plan; and (iv) 1,000,000 shares issuable in connection with the Unilab Corporation Non-Employee Directors Stock Plan. This Registration
Statement also relates to such indeterminate number of additional shares of Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions.

              EXPLANATORY NOTE



Pursuant to General Instruction C to Form S-8, this Registration Statement contains a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings and resales by certain persons of shares of common stock, par value $.01 per share, of Unilab Corporation (i) to be acquired pursuant to the exercise by certain employees or directors of, or persons affiliated with, Unilab Corporation, each of whom could be deemed to be an "affiliate" (as such term is defined in Rule 405 promulgated under the Securities Act) of Unilab Corporation, of certain nonqualified stock options granted to such employees, directors or other persons and (ii) issued to an employee of Unilab Corporation pursuant to a restricted stock issuance agreement.

   UNILAB CORPORATION

FORM S-8 CROSS REFERENCE SHEET SHOWING LOCATION OF INFORMATION
REQUIRED BY PART I OF FORM S-3
     Form S-3 Item Number                     Location/Heading in Prospectus
1.   Forepart of Registration Statement and       Cover Page
     Outside Front Cover Page of Prospectus

2.   Inside Front and Outside Back Cover Pages    Available Information;
     of Prospectus                                Incorporation of Certain
                                                  Information by Reference

3.   Summary Information, Risk Factors and        Not Applicable
     Ratio of Earnings to Fixed Charges

4.   Use of Proceeds                              Use of Proceeds

5.   Determination of Offering Price              Not Applicable

6.   Dilution                                     Not Applicable

7.   Selling Security Holders                     Selling Stockholders

8.   Plan of Distribution                         Plan of Distribution

9.   Description of Securities to be Registered   Not Applicable

10.  Interests of Names Experts and Counsel       Experts; Legal Matters

11.  Material Changes                             Not Applicable

12.  Incorporation of Certain Information by     Incorporation of Certain
     Reference                                   Information by Reference

13.  Disclosure of Commission Position on        Indemnification of Officers
     Indemnification for Securities Act          and Directors
     Liabilities

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents By
Reference.

     The following documents which have been, or will in the future be, filed by Unilab
Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

1.     The Company's Annual Report on Form
10-K for the fiscal year ended December 31, 1995, as amended by Amendment No. 1 thereto on Form
10-K/A.

2.     The Company's Quarterly Report on Form
10-Q for the period ended March 31, 1996.

3.     The Company's Current Report on Form 8-
K, dated March 19, 1996.

4.     The description of the Company's common
stock, par value $.01 per share (the "Unilab
Common Stock"), contained in the Company's
Registration Statement on Form 8-A filed with the Commission on June 19, 1996, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the
Company pursuant to Sections 13(a), 13(c), 14 and
15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

     Item 4.  Description of Securities.

     Not Applicable.

     Item 5.  Interests of Named Experts and
     Counsel.

     Not Applicable.

     Item 6.  Indemnification of Directors and
Officers.

     Section 145 of the General Corporation
Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     The Amended and Restated Certificate of
Incorporation, as amended, of the Registrant provides for indemnification, to the fullest extent permitted by the provisions of the DGCL, of all persons whom it may indemnify pursuant thereto.
The Amended and Restated Certificate of
Incorporation, as amended, of the Registrant also provides that the indemnification provided by such section shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled whether as a matter of law, under the Amended and Restated By-laws of the Registrant, by agreement, vote of the stockholders or disinterested directors of the Registrant or otherwise.

     In accordance with Section 102(b)(7) of the DGCL, the Amended and Restated Certificate of
Incorporation, as amended, of the Registrant limits the personal liability of the directors of the Registrant to the fullest extent permitted by such
Section 102(b)(7).

     The Registrant also maintains standard
forms of officers' and directors' liability insurance policies.

     Item 7.  Exemption from Registration Claimed.

     Exemption from registration is claimed
under Section 4(2) of the Securities Act for 25,000 shares of the Unilab Common Stock covered by the Reoffer Prospectus. Such shares were issued to an employee of the registrant as part of his individually negotiated employment arrangements with the registrant. Such employee made representations contemplated by Rule 502(d) of Regulation D promulgated under the Securities Act in connection with his acquisition of such shares.

     Item 8.  Exhibits.

     The following is a complete list of exhibits filed as a part of this registration statement:

Exhibit No. Document

   4.1  Unilab Corporation 1996 Stock Option and
        Performance Incentive Plan with forms of agreements used thereunder.

   4.2 Non-Employee Directors Stock Option Plan with forms of agreements used thereunder.

   4.3  Form of Stock Option Agreement by and
        between the Company and Messrs. Baker,
        Cramer, Hoffman, Lewis, Michaelson,
        Monterosa, Pyle and Thomas.

   4.4 Form of Restricted Stock Agreement by and between the Company and Craig Trask.

   5.1  Opinion of Mark L. Bibi, Esq. as to the
        legality of original issuance of shares of Unilab
        Common Stock being registered.

   23.1 Consent of Arthur Andersen LLP.

   23.2 Consent of Mark L. Bibi, Esq. (included in
        Exhibit 5.1 hereto).

   24 Powers of Attorney (see pages S-1 and S-2 of this Registration Statement).

   Item 9.  Undertakings.

A. To Update Annually.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which
offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus
required by Section 10(a)(3) of the Securities Act of 1933:

            (ii) To reflect in the prospectus any
facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii)     To include any material
information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   B. Incorporation of Subsequent Exchange Act Documents by Reference.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.  Indemnification of Officers and Directors.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

REOFFER
PROSPECTUS

        UNILAB CORPORATION
        18448 Oxnard Street
      Tarzana, California 91356
     Telephone No. (818) 996-7300

      _________________________

   Common Stock, par value $.01 per share
           205,000 Shares
      _________________________

   This Reoffer Prospectus relates to the subsequent
resale or offer for sale on The Nasdaq Stock Market/Nasdaq National Market ("Nasdaq/NNM"), or otherwise, of
(i) 180,000 shares of voting common stock, par value $.01
per share ("Unilab Common Stock"), of Unilab Corporation,
a Delaware corporation ("Unilab" or the "Company"), that
may be acquired by certain employees or directors of, or persons affiliated with, the Company, each of whom could be deemed to be "affiliates" (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of Unilab, pursuant to the exercise of certain nonqualified options granted to such employees, directors or other persons (the "Option Shares") and (ii) 25,000 shares of restricted Unilab Common Stock (the "Restricted Shares")
that have been granted by the Company to an employee of the Company as partial compensation for services rendered by such employee (such persons referred to in clauses (i) and (ii) being the "Selling Stockholders"). In connection with such resales or offers for sale, such persons and the brokers through whom such shares may be sold may be deemed to be "underwriters" as that term is defined in Section 2(11) of the Securities Act. The Company will not receive any proceeds from the offering of the Option Shares or the Restricted Shares. All expenses of registration incurred in connection with the registration under the Securities Act and the offering of the securities hereby are being borne by Unilab, but all selling and other expenses. incurred by an individual Selling Stockholder will be borne by such Selling Stockholder.
         ___________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
STATE SECURITIES COMMISSION NOR HAS THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
         ___________________________

   No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Reoffer Prospectus, and, if given or made, such information or representations must not be relied upon. This Reoffer Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation.

         ___________________________

The date of this Reoffer Prospectus is June 20, 1996.


           AVAILABLE INFORMATION


   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") which may be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington,
D.C. 20549, and at the public reference facilities located at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048, and at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common
Stock is quoted through The Nasdaq Stock Market/Nasdaq National Market ("Nasdaq/NNM"). Reports, proxy statements, informational statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The Company has applied for and been approved for listing on the American Stock Exchange and expects to begin trading on the American Stock Exchange on or about June 24, 1996.

        The Company has filed with the Commission a Registration Statement (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Act"), with respect to the securities offered hereby. This Reoffer Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and exhibits filed as a part thereof and otherwise incorporated therein and which may be inspected and copied in the manner and at the sources described above. Statements contained in this Reoffer Prospectus as to the contents of any document referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is qualified in its entirety by such reference.

        THE COMPANY

General

        Unilab primarily provides clinical laboratory testing services to physicians, managed-care organizations, hospitals and other health care providers. It provides clinical laboratory testing services through three full-service central testing laboratories located in Tarzana (Los Angeles), San
Jose and Sacramento, California, approximately 40 STAT
("short turnaround time") laboratories in California and approximately 180 patient service centers primarily located in California, with a handful in certain other states.

        Unilab was incorporated under the name
MetCal Inc. on January 6, 1993 as a Delaware corporation and successor to Unilab Corporation, a Colorado corporation founded in 1988 (as successor to a corporation founded in 1986), which was reincorporated in 1990 as a Delaware corporation. Unilab's executive offices are located at 18448 Oxnard Street, Tarzana, California 91356, telephone number
(818) 996-7300.  Unilab Common Stock is listed on
Nasdaq/NNM under the symbol "ULAB."


               USE OF PROCEEDS

        The Company will receive the exercise price of the options when exercised by the holders thereof. Such proceeds will be used for working capital purposes. The
Company will not receive any proceeds from the offering of the Restricted Shares or the Option Shares by the Selling
Stockholders.

            PLAN OF DISTRIBUTION

   The shares of Unilab Common Stock covered by this Reoffer Prospectus are being registered by Unilab for account of the Selling Stockholders. Unilab understands that none of such shares will be offered through underwriters.

   The shares of Unilab Common Stock reoffered and resold hereby may be offered and sold from time to time by certain stockholders of Unilab in the over-the-counter market (without the payment of any underwriting commission or discount other than normal brokers' commissions for effecting such transactions), through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. In addition, such shares may be offered from time to time by certain stockholders through Nasdaq/NNM. The Selling Stockholders and any broker or dealer through whom offers or sales of shares of Unilab
Common Stock covered by this Reoffer Prospectus are made may be regarded as "underwriters" within the meaning of the Act although the Selling Stockholders disclaim such status. Compensation received by any such broker or dealer in respect of the offer or sale of such shares may be regarded as underwriters' compensation.

   All expenses of registration incurred in connection with this offering are being borne by Unilab, but all selling and other expenses incurred by an individual Selling
Stockholder will be borne by such Selling Stockholder.

           SELLING STOCKHOLDERS

   This Reoffer Prospectus relates to (i) shares of Unilab Common Stock which have been acquired by an employee of the Company pursuant to the grant to him of Unilab Common Stock under a Restricted Stock Agreement and (ii) shares of Unilab Common Stock which may be acquired by certain employees or directors of, or persons affiliated with, the Company, each of whom could be deemed to be "affiliates" of Unilab, pursuant to the exercise of options granted to such employees, directors or other persons under Nonqualified
Stock Option Agreements.

   The following table sets forth certain information known to Unilab regarding the beneficial ownership of Unilab Common Stock as of June 10, 1996 with respect to each of the Selling Stockholders. For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person named below on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as noted below, each person has full voting and investment power over the shares indicated.

                                                                  Number of
                                      Number of                   Shares of
                                      Shares of                   Common Stock
                                      Common Stock                Beneficially
                 Position or Material Beneficially   Number of    Owned After
                 Relationship with    Owned          Shares of    Completion
Selling          the Company During   Prior to       Common Stock  of the
Stockholder      Past Three Years     Reoffering(1)  Reoffered    Reoffering (1)

                                                                                 Percentage
                                                                                 of Total
                                                                                 Shares
                                                                      Number     Outstanding
Andrew H. Baker     Chairman and Chief   1,352,621(2)(3) 60,000(4)    1,352,621  3.8%
                    Executive Officer

Kirby L. Cramer     Director             90,000(2)       20,000(4)    80,000      *

Michael B. Hoffman  Director             65,000(2)       10,000(4)    60,000      *

Walker Lewis        Director             15,000(2)       10,000(4)    10,000      *

Richard A.Michaelson Senior Vice Pres.,  388,750(2)(5)   35,000(4)    388,750     *
                    Treasurer, Chief
                    Financial Officer

Ralph Monterosa     President and        96,750(2)(5)    15,000(4)    89,250      *
                    Chief Operating
                    Officer

Thomas O. Pyle      Director             15,000(2)       10,000(4)    10,000      *

Gabriel B. Thomas   Director             40,000(2)       20,000(4)    30,000      *

Craig Trask         Regional Vice        30,000(2)       25,000(4)(6) 18,500     *
                    President


*   Less than 1%.

(1) Calculated pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and based on 35,613,006 shares of Unilab Common Stock outstanding as of June 10,
   1996.   Since the shares being reoffered hereby have been registered pursuant to Rule 415 under the Securities Act and not pursuant to an underwritten public offering, the number of registered shares to be sold pursuant hereto and the dates of such sale are not presently determinable.


(2) Includes the following number of shares of Unilab Common Stock that the individuals named in the table have the right to acquire upon exercise of nonqualified stock options within 60 days of June 10, 1996: Andrew H. Baker, 345,000 shares; Kirby L. Cramer, 80,000 shares; Michael B. Hoffman, 55,000 shares; Walker Lewis, 15,000 shares; Richard A. Michaelson, 385,000 shares; Ralph Monterosa, 82,000 shares; Thomas
  O. Pyle, 15,000 shares; Gabriel B. Thomas, 40,000 shares; and Craig Trask, 17,500 shares.

(3) Includes 18,069 shares registered in the name of Mr. Baker's wife.

(4) The number of shares of Common Stock reoffered, includes shares issuable upon exercise of options that had not vested as of, or would not vest, within 60 days of, June 10, 1996.

(5) Includes the following number of restricted shares of Unilab Common Stock issued to the following individuals: Richard Michaelson, 25,000 shares and Ralph Monterosa, 20,000 shares.

(6) Restricted shares of Unilab Common Stock.

   Shares of Unilab Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Selling Stockholders through brokers through Nasdaq/NNM or otherwise, at the prices prevailing at the time of such sales. To the Company's knowledge, no specific brokers or dealers have been designated by the Selling Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Reoffer Prospectus. The Company will pay all expenses of preparing and reproducing this Reoffer Prospectus, but will not receive any of the proceeds from sales by any of the Selling Stockholders. On June 14, 1996, the closing sales price per share of the Unilab
Common Stock, as reported by the Nasdaq/NNM was $1-
11/16.


   DOCUMENTS INCORPORATED BY REFERENCE

        The following documents are incorporated herein by reference and made a part hereof:

   1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

   2.   The Company's Quarterly Report on Form
10-Q for the periods ended March 31, 1996.

   3. The Company's Current Report on Form 8-K, dated March 19, 1996.

   4. The description of the Unilab Common Stock contained in the Company's Registration Statement on Form
8-A filed with the Commission on June 18, 1996, including any amendments or reports filed for the purpose of updating such description.

   All of such documents are on file with the Commission. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities to be offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part of this Reoffer Prospectus from the date of the filing of such documents.

   A copy of any document incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Reoffer Prospectus forms a part but which is not delivered with this Reoffer Prospectus will be provided by the Company without charge to any person to whom this Reoffer Prospectus has been delivered, upon the oral or written request of such person. Such requests should be directed to Mark L. Bibi, Secretary, Unilab Corporation,
401 Hackensack Avenue, 9th Floor, Hackensack, New
Jersey 07601, telephone number (201) 525-1000.

                 EXPERTS

   The audited Consolidated Financial Statements and schedules of the Company, incorporated by reference in this Reoffer Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


              LEGAL MATTERS

   Certain legal matters with respect to the Common
Stock being offered hereby are being passed upon by Mark
L. Bibi, Esq., Vice President, Secretary and General
Counsel of the Company.


             INDEMNIFICATION

   Section 145 of the General Corporation Law of the
State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

   The Amended and Restated Certificate of
Incorporation, as amended, of the Registrant provides for indemnification, to the fullest extent permitted by the provisions of the DGCL, of all persons whom it may indemnify pursuant thereto. The Amended and Restated Certificate of Incorporation, as amended, of the Registrant also provides that the indemnification provided by such section shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled whether as a matter of law, under the Amended and Restated By-laws of the Registrant, by agreement, vote of the stockholders or disinterested directors of the Registrant or otherwise.

   In accordance with Section 102(b)(7) of the DGCL, the Amended and Restated Certificate of Incorporation, as amended, of the Registrant limits the personal liability of the directors of the Registrant to the fullest extent permitted by such Section 102(b)(7).

   The Registrant also maintains standard forms of officers' and directors' liability insurance policies.

TABLE OF CONTENTS                          UNILAB CORPORATION

                           Page
Available Information      A-3
                                             205,000 Shares
The Company                A-3

Use of Proceeds            A-4

Plan of Distribution       A-4               COMMON STOCK,
                                             PAR VALUE
Selling Stockholders       A-4               $.01 PER SHARE

Documents Incorporated
   by Reference            A-7

Experts                    A-8               ________________

Legal Matters              A-8

Indemnification            A-8


_______________

Unilab Corporation has filed with the
Securities and Exchange Commission,                 PROSPECTUS
Washington, D.C., a Registration
Statement under the Securities Act of
1933, as amended, with respect to this              June 20, 1996
Offering. This Reoffer Prospectus omits certain information contained in the
Registration Statement. The information omitted may be obtained from the Securities and Exchange Commission upon payment of the regular charge therefor.

SIGNATURES

   The Registrant

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack and State of New Jersey on this 18th day of June, 1996.

                      UNILAB CORPORATION


                      By:  /s/
                      Name:Andrew H. Baker
                      Title:Chairman of the Board, President and
                            Chief Executive Officer


                 POWER OF ATTORNEY

   Each person whose signature appears below hereby appoints each of Andrew H. Baker, Richard A. Michaelson and Mark L. Bibi as his attorney-in-fact, with full power of substitution, to execute in his name, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

   Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/                     Chairman of the Board           June 18, 1996
Andrew H. Baker         President and Chief Executive
                        Officer (principal executive
                        officer)

/s/                     Senior Vice President-          June 18, 1996
Richard A. Michaelson   Finance, Treasurer and Chief
                        Financial Officer (principal
                        financial and accounting officer)

/s/                     Director                        June 18, 1996
Kirby L. Cramer

/s/                     Director                        June 18, 1996
Michael B. Hoffman

/s/                     Director                        June 18, 1996
Walker Lewis

/s/                     Director                        June 18, 1996
Thomas O. Pyle

/s/                     Director                        June 18, 1996
Gabriel B. Thomas

EXHIBIT INDEX


Exhibit No.   Document                                      Page

   4.1        Unilab Corporation 1996 Stock Option and
              Performance Incentive Plan with forms of agreements used thereunder.

   4.2 Non-Employee Directors Stock Option Plan with forms of agreements used thereunder.

   4.3        Form of Stock Option Agreement by and
              between the Company and Messrs. Baker,
              Cramer, Hoffman, Lewis, Michaelson,
              Monterosa, Pyle and Thomas.

   4.4 Form of Restricted Stock Agreement by and between the Company and Craig Trask.

   5.1        Opinion of Mark L. Bibi, Esq. a
              to the legality of original
              issuance of shares of Unilab
              Common Stock being registered.

   23.1       Consent of Arthur Andersen LLP.

   23.2       Consent of Mark L. Bibi, Esq.
              (included in Exhibit 5 hereto).

   24         Powers of Attorney (see pages
              S-1 and S-2 of this Registration
              Statement).